UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

THE RESERVE PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	000-8157	73-0237060
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of incorporation or organization	File Number)

6801 Broadway Ext., Suite 300
Oklahoma City, Oklahoma 73116-9037
(Address of principal executive offices)

(405) 848-7551
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 5.07                      Submission of Matters to a Vote of Security Holders

On May 22, 2012, The Reserve Petroleum Company (the “Company”) held its 2012 Annual Meeting of Stockholders. The following table presents the final voting results for the items that were presented for stockholder approval:

1. – Election of Nine Directors

				Broker
Nominee	For	Against	Abstentions	Non-votes

Mason McLain	96,908	210	---	11,071
Robert T. McLain	96,023	1,095	---	11,071
Robert L. Savage	96,868	250	---	11,071
Marvin E. Harris	96,908	210	---	11,071
Jerry L. Crow	96,908	210	---	11,071
William M.(Bill) Smith	96,908	210	---	11,071
Doug Fuller	96,908	210	---	11,071
Cameron R. McLain	96,908	210	---	11,071
Kyle L. McLain	96,908	210	---	11,071

2. – Amending the Company’s Certificate of Incorporation to reduce the authorized shares of Common Stock from 400,000 shares to 200,000 shares	95,009	1,512	597	11,071

3. – Ratification of HoganTaylor LLP as the independent auditors for 2012.	107,602	81	506	---

All nine nominated directors were re-elected to serve for terms of one year each and the proposal to amend the Company’s Certificate of Incorporation reducing the authorized shares of common stock from 400,000 shares to 200,000 shares was approved. The selection of HoganTaylor LLP as the independent registered public accountants for 2012 was also ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2012.

Item 8.01                      Other Events

On May 22, 2012, the Company’s Board of Directors approved a $10.00 per share cash dividend to be paid June 15, 2012 to the Company’s common stockholders of record at the close of business on June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Cameron McLain
Name:	Cameron McLain
Title:	Principal Executive Officer

Date: May 23, 2012